                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 1, 2000


                                   AROC Inc.
            (Exact name of registrant as specified in its charter)




          Delaware                      000-28463               74-2932492
----------------------------    ------------------------   ---------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

4200 East Skelly Drive, Suite 1000, Tulsa, Oklahoma              74135
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:        (918) 491-1100


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This report is filed as an amendment to the Current Report on Form 8-K of the registrant filed May 17, 2000. It is filed to provide the financial information required by Item 7.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)  Financial statements of businesses acquired.

         The financial statements for AROC Inc. (formerly EnCap Equity 1996 LP) and the EnCap Acquisition are filed beginning on page F-1.

         (b)  Pro Forma Financial Information

         Filed herewith, beginning on page F-23 are the unaudited pro forma combined statements of operations of the Company as of the dates and for the periods indicated.

         The unaudited pro forma financial statements should be read in conjunction with the separate financial statements and notes thereto for the AROC Inc. (Formerly EnCap Equity 1996 LP) and EnCap Acquisition and the Company's financial statements and notes thereto included in its previously filed Form 10-K Report for its fiscal year ended April 30, 2000 and Form 10-Q Report for the six months ended June 30, 2000. The unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations of the consolidated businesses that might have occurred or as may occur in the future.

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                         Index to Financial Statements


                                                                                        Page
                                                                                      --------
Financial Statements of AROC Inc. (Formerly EnCap Equity 1996 LP)

      Independent Auditor's Report                                                      F-1

      Balance Sheets-December 31, 1998 and 1999                                         F-2

      Statements of Operations-Years Ended December 31, 1997, 1998 and 1999             F-3

      Statements of Stockholders' Equity and Comprehensive Income/Loss-Years
           Ended December 31, 1997, 1998 and 1999                                       F-4

      Statements of Cash Flows-Years Ended December 31, 1997, 1998 and 1999             F-5

      Notes to Financial Statements                                                     F-6

Financial Statements of EnCap Acquisition

      Independent Auditors' Report                                                      F-15

      Statements of Revenues and Direct Operating Expenses-
             For the Years Ended December 31, 1998 and 1999 and
             Four Months Ended April 30, 1999 and 2000                                  F-16

      Notes to Financial Statements                                                     F-17

Pro Forma Financial Statements

      Unaudited Pro Forma Combined Statement of Operations-
             Year Ended December 31, 1999                                               F-22

      Unaudited Pro Forma Combined Statement of Operations-
             For the Six Months Ended June 30, 2000                                     F-23

      Notes to Unaudited Pro Forma Combined Financial Statements                        F-24

Signature                                                                               F-28

                         INDEPENDENT AUDITORS' REPORT


Board of Directors
AROC Inc. and Subsidiaries


We have audited the balance sheets of AROC Inc. (formerly EnCap Equity 1996 LP) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AROC Inc. as of December 31, 1998 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.



                                                 KPMG LLP



Tulsa, Oklahoma
October 20, 2000

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                                Balance Sheets
                          December 31, 1998 and 1999



                                                                                    1998                 1999
                                                                                ------------         ---------------
                                Assets
                                ------
     Current assets:
           Cash and cash equivalents                                            $    396,822         $      901,546
           Accounts receivable                                                       640,407                923,813
           Marketable equity securities - available for sale                       3,308,868                322,166
                                                                                ------------         --------------

                   Total current assets                                            4,346,097              2,147,525
                                                                                ------------         --------------

     Investment in affiliate                                                       4,251,961                      -

     Oil and gas properties, full cost method                                     18,183,183             16,656,780
           Less accumulated depreciation, depletion
                   and amortization                                               (2,317,900)            (3,094,393)
                                                                                ------------         --------------

                   Net oil and gas properties                                     15,865,283             13,562,387
                                                                                ------------         --------------

                                                                                $ 24,463,341         $   15,709,912
                                                                                ============         ==============
                 Liabilities and Stockholders' Equity
                 ------------------------------------

     Current liabilities:
           Accounts payable                                                     $    667,981         $      486,676
           Payable to affiliates                                                      67,161                 78,872
                                                                                ------------         --------------

                   Total current liabilities                                         735,142                565,548
                                                                                ------------         --------------
     Stockholders' equity:
           Common shares - par value $0.001; 100,000,000
                   authorized; 48,678,837 issued and outstanding                      48,679                 48,679
           Convertible shares - par value $0.001; 10,000,000
                   authorized; 10,000,000 issued and outstanding                      10,000                 10,000
           Additional paid-in capital                                             29,911,235             25,741,395
           Accumulated other comprehensive income                                 (6,081,623)              (213,123)
           Accumulated deficit                                                      (160,092)           (10,442,587)
                                                                                ------------         --------------

                Total stockholders' equity                                        23,728,199             15,144,364
                                                                                ------------         --------------

                                                                                $ 24,463,341         $   15,709,912
                                                                                ============         ==============



                See accompanying notes to financial statements.

                                  AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                           Statements of Operations
                 Years Ended December 31, 1997, 1998 and 1999





                                                                  1997                    1998                   1999
                                                             --------------           -------------         ---------------
Oil and gas revenues                                          $   4,848,393            $  3,880,237         $    3,374,342
                                                              -------------            ------------         --------------

Operating expenses:
     Lease operating expenses                                     2,436,484               2,722,204              2,262,371
     General and administrative expenses                            163,015                 325,885                299,256
     Depreciation, depletion and amortization                     1,279,563               1,018,837                776,493
                                                              -------------            ------------         --------------

              Total operating expenses                            3,879,062               4,066,926              3,338,120
                                                              -------------            ------------         --------------

              Income (loss) from operations                         969,331                (186,689)                36,222
                                                              -------------            ------------         --------------

Other income (expense):
     Impairment write-down and loss on sale of                            -                (741,486)            (6,060,890)
         marketable securities
     Equity in net losses of affiliate                                    -                (518,039)            (4,251,961)
     Other                                                               50                 (32,458)                (5,866)
                                                              -------------            ------------         --------------

                 Total other income (expense)                            50              (1,291,983)           (10,318,717)
                                                              -------------            ------------         --------------

Net income (loss)                                             $     969,381            $ (1,478,672)        $  (10,282,495)
                                                              =============            ============         ==============

Basic income (loss) per common share                          $         .02            $      (0.03)        $        (0.19)
                                                              =============            ============         ==============

Weighted average number of shares outstanding                    53,678,837              53,678,837             53,678,837
                                                              =============            ============         ==============

                See accompanying notes to financial statements.

                                                             AROC Inc.
                                                  (Formerly EnCap Equity 1996 LP)
                                Statements of Stockholders' Equity and Comprehensive Income (Loss)
                                           Years Ended December 31, 1997, 1998 and 1999

                                                                                       Accumulated       Retained
                                                                      Additional          Other          Earnings
                                            Common    Convertible      Paid-In        Comprehensive    (Accumulated
                                            Shares      Shares         Capital        Income (Loss)       Deficit)        Total
                                           --------     --------     ------------    -------------    ------------     ------------
Balance at December 31, 1996               $ 48,679     $ 10,000     $  2,935,800    $           -    $    349,199     $  3,343,678
  Contributions                                   -            -       16,480,902                -               -       16,480,902
  Distributions                                   -            -       (1,849,161)               -               -       (1,849,161)
  Net income                                      -            -                -                -         969,381          969,381
                                           --------     --------     ------------    -------------    ------------     ------------

Balance at December 31, 1997                 48,679       10,000       17,567,541                -       1,318,580       18,944,800
  Contributions                                   -            -       17,661,200                -               -       17,661,200
  Distributions                                   -            -       (5,317,506)               -               -       (5,317,506)
  Comprehensive income (loss):
    Net loss                                      -            -                -                -      (1,478,672)      (1,478,672)
    Net unrealized change in marketable
      equity securities                           -            -                -       (6,081,623)              -       (6,081,623)
                                                                                                                       ------------
          Total comprehensive loss                                                                                       (7,560,295)
                                           --------     --------     ------------    -------------    ------------     ------------

Balance at December 31, 1998                 48,679       10,000       29,911,235       (6,081,623)       (160,092)      23,728,199
  Contributions                                   -            -        1,846,287                -               -        1,846,287
  Distributions                                   -            -       (6,016,127)               -               -       (6,016,127)
  Comprehensive income (loss):
    Net loss                                      -            -                -                -     (10,282,495)     (10,282,495)
    Net unrealized change in marketable
      equity securities                           -            -                -        5,868,500               -        5,868,500
                                                                                                                       ------------
          Total comprehensive loss                                                                                       (4,413,995)
                                           --------     --------     ------------    -------------    ------------     ------------

Balance at December 31, 1999               $ 48,679     $ 10,000     $ 25,741,395    $    (213,123)   $(10,442,587)    $ 15,144,364
                                           ========     ========     ============    =============    ============     ============

                See accompanying notes to financial statements.

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                           Statements of Cash Flows
                 Years Ended December 31, 1997, 1998, and 1999

                                                                          1997                   1998                   1999
                                                                    ---------------        ---------------        ---------------
Cash flows from operating activities:
  Net income (loss)                                                 $       969,381        $    (1,478,672)       $   (10,282,495)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Depreciation, depletion and amortization                            1,279,563              1,018,837                776,493
      Impairment writedown and loss on sale of                                    -                741,486              6,060,890
        marketable securities
      Equity in net losses of affiliate                                           -                518,039              4,251,961
      Changes in assets and liabilities:
         Accounts receivable                                               (573,188)               200,535               (283,406)
         Other assets                                                       (50,314)                74,375                      -
         Accounts payable                                                 1,641,696             (1,360,952)              (181,305)
         Payable to affiliates                                              302,561               (281,830)                11,711
                                                                    ---------------        ---------------        ---------------
            Net cash provided by (used in) operating
              activities                                                  3,569,699               (568,182)               353,849
                                                                    ---------------        ---------------        ---------------
Cash flows from investing activities:
  Proceeds from sale of oil and gas properties                                    -              3,219,862              2,540,918
  Additions to oil and gas properties                                   (17,872,720)            (7,301,492)            (1,014,515)
  Proceeds from sale of marketable equity securities                              -              1,073,515              2,794,312
    available for sale
  Purchase of marketable equity securities                                        -             (4,146,033)                     -
  Investment in affiliate                                                         -             (4,770,000)                     -
                                                                    ---------------        ---------------        ---------------
      Net cash provided by (used in) investing activities               (17,872,720)           (11,924,148)             4,320,715
                                                                    ---------------        ---------------        ---------------
Cash flows from financing activities:
  Contributions                                                          16,480,902             17,661,200              1,846,287
  Distributions                                                          (1,849,161)            (5,317,506)            (6,016,127)
                                                                    ---------------        ---------------        ---------------
     Net cash provided by (used in) financing activities                 14,631,741             12,343,694             (4,169,840)
                                                                    ---------------        ---------------        ---------------

          Net increase (decrease) in cash                                   328,720               (148,636)               504,724
Cash at beginning of period                                                 216,738                545,458                396,822
                                                                    ---------------        ---------------        ---------------
Cash at end of period                                               $       545,458        $       396,822        $       901,546
                                                                    ===============        ===============        ===============

   Supplemental disclosure of non-cash investing and
      financing activity -
         Marketable equity securities (fair value)  received
            from sale of interest in oil and gas properties         $             -        $     6,257,820        $             -
                                                                    ===============        ===============        ===============

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                         Notes to Financial Statements

1.   Organization

     As a result of the May 2, 2000 transactions described below, EnCap Equity 1996 Limited Partnership (EnCap 1996 LP) became the largest stockholder (approximately 39%) of AROC Inc. (old AROC). Although old AROC is the legal acquirer, EnCap 1996 LP is treated as having acquired old AROC for accounting purposes. Accordingly, the transactions have been accounted for as a reverse acquisition and EnCap 1996 LP is now referred to as AROC or the Company. The historical financial statements are those of EnCap 1996 LP, which have been restated for the equivalent number of shares received in the merger. The results of operations of AROC (legal acquirer) will be included in the financial statements of the combined AROC and EnCap 1996 LP financial statements from May 2, 2000 (acquisition date).

     On May 2, 2000, pursuant to four separate Purchase and Sale agreements by and between (i) EnCap Equity 1994 Limited Partnership (EnCap 1994 LP), (ii) Energy Capital Investment Company PLC (ECIC) and ECIC Corporation, (iii) EnCap 1996 LP, and (iv) Mountaineer Limited Partnership (together the Sellers) and old AROC, old AROC acquired direct or indirect ownership of oil and gas properties located in Texas, Louisiana, New Mexico and Wyoming (EnCap Acquisition). The properties were acquired in exchange for the issuance to the Sellers of an aggregate of 930,140 shares of the Company's Series A Voting Redeemable Preferred Stock.

     Also, on May 2, 2000, old AROC sold to Bank of America, EnCap 1996 LP, ECIC, El Paso Capital Investments, L.L.C. (El Paso), EF-II Holdings, LLC (EF-II), Picosa Creek Limited Partnership (Picosa) and EnCap Investments, L.L.C. (EnCap Investments) 850,163 shares of the Company's newly created Series A Voting Redeemable Preferred Stock for a total consideration of approximately $42.5 million, received in satisfaction of outstanding obligations to those parties and in consideration of cash (approximately $2,700,000) and the purchase of an oil and gas property interest (valued at approximately $2,000,000).

     The Series A Voting Redeemable Preferred Stock accrues cumulative dividends at the rate of $5.00 per share per year, payable semiannually. Until May 1, 2002, dividends are payable in kind through the issuance of additional shares of preferred stock at a price equal to the fair market value of the preferred stock at the time of the payment. The preferred stock has a liquidation preference of $50.00 per share and may be redeemable at $50.00 per share at either AROC's or the holder's option upon the occurrence of certain events. Each share of preferred stock is convertible at any time into 384.6 shares of AROC's common stock and has the right to vote in all matters on the same basis as if the preferred stock had been converted into common stock. The terms of the preferred stock prohibit AROC from taking certain actions without the consent of the holders of the preferred stock. Upon the first to occur of (1) an event of default, as defined, or (2) May 1, 2005, each holder of a share of Series A Voting Redeemable Preferred Stock shall be entitled to require that AROC redeem all of the Series A Voting Redeemable Preferred Stock held by such holder by paying in cash the redemption price ($50.00 per share plus unpaid dividends).

     Pursuant to a Credit Agreement dated as of May 2, 2000, among AROC, Toronto Dominion (Texas), Inc., individually and as Agent, and the lenders named in that agreement (the "Credit Agreement"), the Company obtained a new $35,000,000 credit facility. The credit facility is secured by a first lien on substantially all of the Company's assets. The credit facility imposes certain restrictions on the Company's activities, including the payment of dividends and purchases of stock. The credit facility provides for a revolving line of credit for three years. Borrowings under the credit facility bear interest at either the LIBOR rate plus from 1.75% to 2.5% or the agent's prime rate plus from .25% to 1.0%, at the Company's election. Interest is payable quarterly beginning July 31, 2000. Principal is payable in full on the third anniversary of the closing of the credit facility. The borrowing base for the credit facility will typically be redetermined semiannually, although the lenders and borrowers have the right to make a redetermination at any time.

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                         Notes to Financial Statements


     In addition, on May 2, 2000, old AROC entered into a purchase agreement providing for the sale to EnCap 1996 LP, ECIC and El Paso of a total of $17,000,000 in subordinated notes in exchange for cash in that amount. The subordinated notes bear interest at the rate of 12% per year, payable semiannually. Principal is due May 1, 2007. Until May 1, 2002, interest is payable in kind by increasing the principal amount of the debt. Additionally, old AROC also issued to EnCap 1996 LP, ECIC and El Paso warrants to purchase a total of 39,541,233 shares of AROC's common stock at a price of $0.01 per share at any time until April 30, 2007 pursuant to such purchase agreement.

     After these transactions, AROC has outstanding 55,278,837 shares of common stock, 10,000,000 convertible restricted voting shares, warrants to purchase 45,813,963 shares of common stock, and 1,780,303 shares of Series A Voting Redeemable Preferred Stock that are convertible into an aggregate of 684,731,923 shares of common stock.

     The accompanying financial statements include AROC's pro rata share of the assets and liabilities of Mountaineer Ltd. Partnership, Famcor Oil W.T.L.P., Pledger Partners, Ltd., St. Martinville Partners, Ltd., and Wheel-Moore, Ltd.

     The Company is engaged in the exploration, development, production and operation of oil and gas properties. Operations are primarily conducted in Texas, Louisiana, New Mexico and Wyoming.

2.   Summary of Significant Accounting Principles

     Cash Equivalents

     For purposes of the statements of cash flows, the Company treats all investments with an original maturity of three months or less at date of purchase to be cash equivalents.

     Investment in Affiliate

     The investment in affiliate has been accounted for on the equity method. The equity method of accounting is used for companies and other investments in which the Company has significant influence, generally this represents common stock ownership or partnership equity of approximately 20% and not more than 50%.

     Marketable Equity Securities

     Marketable securities consist of equity securities, which are classified as available-for-sale. Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses are excluded from earnings and are reported as a separate component of other comprehensive income until realized.

     A decline in the market value of any available-for-sale security below cost that is deemed other than temporary is charged to operations, resulting in the establishment of a new cost basis for the security. Dividend income is recognized when earned. The Company recorded a charge to operations of approximately $1,600,000 in 1999 due to an other than temporary decline in market value of available-for-sale securities.

     Financial Instruments and Derivatives

     The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and payable to affiliates, approximate fair values because of their short-term nature.

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                         Notes to Financial Statements


     Changes in value of financial instruments, utilized to hedge commodity price risk are recognized in the statement of operations when the underling transactions are recognized. Changes in value of financial instruments which do not meet the criteria to be treated as a hedge of an underlying risk are recognized in the statements of operations as they occur.

     Oil and Gas Properties

     The Company follows the full cost method of accounting for oil and gas operations whereby all costs of exploring for and developing oil and gas reserves are capitalized as tangible fixed assets. Such costs include lease acquisition costs, geological costs, the costs of drilling both productive and non-productive wells, capitalized interest, production equipment and related overhead costs. Capitalized costs, plus estimated future development costs, are accumulated in pools on a country-by-country basis and depleted using the unit-of-production method based upon estimated net proved reserve volumes. Reserve volumes are combined into equivalent units using approximate relative energy content.

     Costs of acquiring and evaluating unproved properties and major development projects are excluded from the depletion calculation until it is determined whether or not proved reserves are attributable to the properties, the major development projects are completed, or impairment occurs, at which point such costs are transferred into the pool.

     Proceeds from the sale or disposal of properties are deducted from the relevant cost pool except for sales involving significant reserves where a gain or loss is recognized.

     The Company performs a "ceiling test" calculation in line with industry practice. Costs permitted to be accumulated in respect of each cost pool are limited to the future estimated net recoverable amounts from estimated production of proved reserves. Future estimated net recoverable amounts are determined after discounting and using prices and cost levels at the balance sheet date.

     Provision is made for abandonment costs net of estimated salvage values, on a unit-of-production basis, where appropriate.

     Revenues

     Oil and gas revenues are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers.

     Comprehensive Income (Loss)

     The Company follows FAS 130, "Reporting Comprehensive Income" which established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The components of total comprehensive income (loss) for the periods presented consist of net income (loss) and net unrealized changes in marketable equity securities and are presented in the statements of stockholders' equity and comprehensive income (loss).

     Accounting Estimates

     In the course of preparing financial statements, management makes various assumptions and estimates to determine the reported amounts of assets, liabilities, revenue and expenses and in relation to the disclosure of commitments and contingencies. Changes in these assumptions and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, the actual results could differ from the amounts estimated.

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                         Notes to Financial Statements

     Income Taxes

     AROC is not currently subject to taxation, and the tax effects of its activities accrue to the individual partners of EnCap 1996 LP. Accordingly, no provision for income taxes is included in the accompanying financial statements. AROC's tax returns are subject to examination by the federal and state taxing authorities. If such examinations result in adjustments, the tax liability of the former partners of EnCap Equity 1996 LP, if any, would accordingly be adjusted. After the May 2, 2000 transactions discussed in note 1, AROC is a taxable corporation.

     Income (Loss) Per Share

     Basic income (loss) per share has been computed by dividing the net income
     (loss) attributable to common stockholders by the weighted average number of common shares and convertible shares (convertible at any time into a minimum of 5,000,000 common shares-see note 7) outstanding during the period.

3.   Investment in Affiliate

     On October 31, 1998, AROC acquired 11,250,000 common shares of old AROC for $4,770,000 cash. The investment represented approximately 20% of the old AROC shares outstanding. The following summarizes AROC's investment in old AROC for the period from acquisition through December 31, 1999 (in thousands):

                                                        1998       1999
                                                      -------    -------
          Investment at beginning of year             $     -    $ 4,252

          Acquisition of AROC common stock              4,770          -

          Equity in net losses                            518      4,252
                                                      -------    -------

          Investment at end of year                   $ 4,252    $     -
                                                      =======    =======

     The Company discontinued the equity method when its investment was reduced to zero as it has no funding requirements or contingent liabilities with regard to old AROC.

     Old AROC and its subsidiaries were engaged in oil and gas exploration, development and production in the United States and United Kingdom. Summarized financial information for old AROC and subsidiaries as of and for their fiscal years ended April 30, 1999 and 2000 follows (in thousands):

                                                        1999        2000
                                                      --------    --------
          Current assets                              $  2,451    $  3,229
          Net property, plant and equipment             30,355      40,200
          Other assets                                   3,357       2,936
          Current liabilities                            8,072      10,151
          Non-current liabilities                       44,727      63,057
                                                      --------    --------
          Stockholders' deficit                       $(16,636)   $(26,843)
                                                      ========    ========

          Oil and gas revenues                        $  6,234    $ 12,506
                                                      ========    ========

          Impairment of oil and gas properties        $(28,260)   $ (2,500)
                                                      ========    ========

          Net loss                                    $(34,464)   $(10,974)
                                                      ========    ========

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                         Notes to Financial Statements


     AROC's equity in old AROC net losses is based on old AROC's January 31 financial statements.

4.   Related Party Transactions

     During 1997, certain shareholders of AROC (certain partners of EnCap 1996
     LP) purchased and subsequently sold or contributed (at approximately the same amount) to the Company oil and gas properties of approximately $10,903,000.

5.   Disposition of Oil and Gas Properties

     During the years ended December 31, 1999 and 1998, the Company sold oil and gas properties for approximately $2,541,000 and $9,500,000, respectively. Proceeds from such sales have been credited to the full cost pool. No sales occurred in 1997.

6.   Oil and Gas Contract

     On December 1, 1999, the Company entered into a sales agreement to sell approximately 200 bbls produced per day from specific oil leases to a third party at a price of $19.12 per bbl. The contract expires on November 30, 2000.

7.   Capital Stock

     Each convertible share is entitled to one-half vote on all matters in which the common shares are entitled to vote and have rights identical to the common shares except for certain restrictions on transfer. In addition, the holders of the convertible shares have a contingent right to acquire from 5,000,000 to 20,000,000 common shares prior to 2003.

8.   Significant Customers

     Oil and gas sales to 5 customers constitute substantially all of the Company's revenues. There are adequate buyers or purchasers of the Company's production such that management believes the loss of one or more of the above customers would not have a material adverse effect on the results of operations of the Company.

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                         Notes to Financial Statements


9. Supplemental Financial Information for Oil and Gas Producing Activities (Unaudited)

     Results of Operations from Oil and Gas Producing Activities

     The following sets forth certain information with respect to the Company's results of operations from oil and gas producing activities for the years ended December 31, 1997, 1998, and 1999 (in thousands):

                                                                       United States
                                                       -------------------------------------------
                                                          1997             1998             1999
                                                       ---------        ---------        ---------
          Revenues                                     $   4,848        $   3,880        $   3,374

          Production costs                                (2,042)          (2,434)          (2,064)
          Gross production taxes                            (395)            (288)            (198)
          Depreciation, depletion and impairments         (1,280)          (1,019)            (776)
                                                       ---------        ---------        ---------

          Results of operations (excluding corporate
            overhead and interest costs)               $   1,131        $     139        $     336
                                                       =========        =========        =========

     All of the Company's oil and gas producing activities are located within the United States.

     Capitalized Costs and Cost Incurred Relating to Oil and Gas Activities

     The following sets forth certain information with respect to the Company's capitalized costs and costs associated with oil and gas activities for the years ended December 31, 1997, 1998, and 1999 (in thousands):

                                                          1997             1998             1999
                                                       ---------        ---------        ---------
Capitalized costs                                      $  21,204        $  18,183        $  16,656
  Less accumulated depreciation,
     depletion and amortization                           (1,342)          (2,318)          (3,094)
                                                       ---------        ---------        ---------
Net capitalized costs                                  $  19,862        $  15,865        $  13,562
                                                       =========        =========        =========
Costs incurred during the year:
  Exploration costs                                    $     966        $     201        $     544
                                                       =========        =========        =========

  Development costs                                    $   6,004        $   7,101        $     471
                                                       =========        =========        =========

  Purchase of minerals in place                        $  10,903        $       -        $       -
                                                       =========        =========        =========


     Estimated Quantities of Proved Oil and Gas Reserves

     The estimates of proved oil and gas reserves were prepared by independent petroleum engineers. The Company emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of the proved reserves are undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                         Notes to Financial Statements


     Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

     The following is an analysis of the Company's proved oil and gas reserves.

                                                      Oil (MBbls)   Gas (Mmcf)
                                                      ----------    ---------
          Proved reserves at December 31, 1996             310.1        7,225

          Revisions of previous estimates                  (89.2)      (2,077)
          Production                                      (184.6)        (718)
          Purchases of reserves-in-place                 5,662.8       17,406
                                                      ----------    ---------

          Proved reserves at December 31, 1997           5,699.1       21,836

          Revisions of previous estimates                  916.4        1,596
          Production                                      (193.2)        (631)
          Sales of reserves-in-place                    (1,553.0)      (4,309)
                                                      ----------    ---------

          Proved reserves at December 31, 1998           4,869.3       18,492

          Revisions of previous estimates                  131.2      (10,460)
          Production                                      (151.0)        (361)
                                                      ----------    ---------

          Proved reserves at December 31, 1999           4,849.5        7,671
                                                      ==========    =========

          Proved developed reserves at:
               December 31, 1997                         1,395.2       10,011
               December 31, 1998                         2,195.8        3,077
               December 31, 1999                         2,302.0        2,286


     Standardized Measure of Discounted Future Net Cash Flows of Proved Oil and Gas Reserves

     The Company has estimated the standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves in accordance with the standards established by the Financial Accounting Standards Board through its Statement No. 69. The estimates of future cash flows and future production and development costs are based on year-end sales prices for oil and gas, estimated future production of proved reserves, and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%.

     Discounted future net cash flow estimates like those shown below are not intended to represent estimates of the fair market value of oil and gas properties. Estimates of fair market value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair market value is necessarily subjective and imprecise.

                                   AROC Inc.
                        (Formerly EnCap Equity 1996 LP)
                         Notes to Financial Statements


     The following are the Company's estimated standardized measure of discounted future net cash flows for the years ended December 31, 1997, 1998 and 1999 (in thousands):

                                                    1997             1998             1999
                                                 ----------       ----------       ----------
          Future cash inflows                    $  149,575       $   89,557       $  140,486
          Future production and development
            costs                                   (66,066)         (42,600)         (52,244)
                                                 ----------       ----------       ----------
          Future net cash inflows                    83,509           46,957           88,242
          10% annual discount for estimated
            timing of cash flows                    (33,054)         (16,528)         (40,839)
                                                 ----------       ----------       ----------
          Standardized measure of discounted
            future net cash flows                $   50,455       $   30,429       $   47,403
                                                 ==========       ==========       ==========


     The following are the sources of changes in the standardized measure of discounted future net cash flows (in thousands):

                                                    1997             1998             1999
                                                 ----------       ----------       ----------
          Beginning of period                    $    9,777       $   50,455       $   30,429
          Increases (decreases)
            Sales, net of production costs           (2,412)          (1,158)          (1,112)
            Net change in sales prices, net
               of production costs                    4,084          (16,371)          42,929
            Changes in estimated future
               development costs                     (4,105)          (3,999)            (110)
            Revisions of previous quantity
               estimates                             (4,152)           5,818          (16,574)
            Accretion of discount                       978            5,045            3,043
            Purchases of reserves-in-place           40,900                -                -
            Sales of reserves-in-place                    -          (11,745)               -
            Changes of production rates,
               timing and other                       5,385            2,384          (11,202)
                                                 ----------       ----------       ----------

          End of period                          $   50,455       $   30,429       $   47,403
                                                 ==========       ==========       ==========

                               EnCap Acquisition
             Statements of Revenues and Direct Operating Expenses
                          December 31, 1998 and 1999
                      (With Independent Auditors' Report)

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
AROC Inc.:

     We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties acquired (the "EnCap Acquisition") for the years ended December 31, 1998 and 1999. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements of revenues and direct operating expenses were prepared to present revenues and direct operating expenses of the oil and gas properties acquired and are not intended to be a complete presentation of the EnCap Acquisition revenues and expenses.

     In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the EnCap Acquisition for the years ended December 31, 1998 and 1999, in conformity with accounting principles generally accepted in the United States of America.



                                    KPMG LLP



Tulsa, Oklahoma
October 20, 2000

                               EnCap Acquisition
             Statements of Revenues and Direct Operating Expenses
              For the Years Ended December 31, 1998 and 1999 and
                   Four Months Ended April 30, 1999 and 2000

                                                           Four Months Ended
                                   December 31                 April 30
                             ------------------------ -------------------------
                                 1998         1999        1999          2000
                             -----------  -----------  -----------  -----------
                                                       (unaudited)  (unaudited)

Oil and gas revenue           $2,117,136   $2,649,700    $503,620    $1,509,992

Direct operating expenses
      Lease operating          1,733,076    2,100,238     550,904       902,836
      Production taxes           154,029      175,016      33,649        84,189
                              ----------   ----------    --------    ----------
                               1,887,105    2,275,254     584,553       987,025
                              ----------   ----------    --------    ----------
       Revenues in excess of
         (less than) direct
         operating expenses   $  230,031   $  374,446    $(80,933)   $  522,967
                              ==========   ==========    ========    ==========

                               EnCap Acquisition
                         Notes to Financial Statements

(1)  General

     As a result of the May 2, 2000 transactions described below, EnCap Equity 1996 Limited Partnership (EnCap 1996 LP) became the largest stockholder (approximately 39%) of AROC Inc. (old AROC). Although old AROC is the legal acquirer, EnCap 1996 LP is treated as having acquired old AROC for accounting purposes. Accordingly, the transactions have been accounted for as a reverse acquisition and EnCap 1996 LP is now referred to as AROC or the Company. The historical financial statements are those of EnCap 1996 LP, which have been restated for the equivalent number of shares received in the merger. The results of operations of AROC (legal acquirer) will be included in the financial statements of the combined AROC and EnCap 1996 LP financial statements from May 2, 2000 (acquisition date).

     On May 2, 2000, pursuant to four separate Purchase and Sale Agreements by and between (i) EnCap Equity 1994 Limited Partnership (EnCap 1994 LP), (ii) Energy Capital Investment Company PLC (ECIC) and ECIC Corporation, (iii) EnCap 1996 LP, and (iv) Mountaineer Limited Partnership (together the Sellers) and old AROC, old AROC acquired direct or indirect ownership of oil and gas properties located in Texas, Louisiana, New Mexico and Wyoming ("EnCap Acquisition"). The properties were acquired in exchange for the issuance to the Sellers of an aggregate of 930,140 shares of the Company Series A Voting Redeemable Preferred Stock.

     Also, on May 2, 2000, old AROC sold to Bank of America, EnCap 1996 LP, ECIC, El Paso Capital Investments, L.L.C. (El Paso), EF-II Holdings, LLC (EF-II), Picosa Creek Limited Partnership (Picosa) and EnCap Investments, L.L.C. (EnCap Investments) 850,163 shares of the Company's newly created Series A Voting Redeemable Preferred Stock for a total consideration of approximately $42.5 million, received in satisfaction of outstanding obligations to those parties and in consideration of cash (approximately $2,700,000) and the purchase of an oil and gas property interest (valued at approximately $2,000,000).

     In addition, on May 2, 2000, old AROC entered into a purchase agreement providing for the sale to EnCap 1996 LP, ECIC and El Paso (together the EnCap affiliates) of a total of $17,000,000 in subordinated notes in exchange for cash in that amount. The subordinated notes bear interest at the rate of 12% per year, payable semiannually. Principal is due May 1, 2007. Until May 1, 2002, interest is payable in kind by increasing the principal amount of the debt. Additionally, AROC also issued to the EnCap affiliates warrants to purchase a total of 39,451,233 shares of AROC's common stock at a price of $0.01 per share at any time until April 30, 2007 pursuant to such purchase agreement.

(2)  Basis of Presentation

     The accompanying statements of revenues and direct operating expenses for AROC's proportionate share of properties acquired from EnCap 1994 LP and ECIC do not include general and administrative expenses, interest income or expense, a provision for depreciation, depletion and amortization, or any provision for income taxes since these historical expenses incurred by EnCap 1994 and ECIC are not necessarily indicative of the costs to be incurred by AROC.

     Revenues in the accompanying statements of revenues are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. Direct operating expenses are recognized on the accrual method.

                              EnCap Acquisitions
                         Notes to Financial Statements

     Preparation of the accompanying statements of revenues and direct operating expenses requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods. Actual results could differ from those estimates.

(3)  Interim Statements of Revenues and Direct Operating Expenses

     The interim financial information for the periods ended April 30, 1999 and 2000 is unaudited. However, in the opinion of management, the interim statements of revenues and direct operating expenses include all the necessary adjustments to fairly present the results of the interim periods and all such adjustments are of a normal recurring nature. The interim statements of revenues and direct operating expenses should be read in conjunction with the audited statements of revenues and direct operating expenses for the years ended December 31, 1998 and 1999.

(4) Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

     Estimated Quantities of Proved Oil and Gas Reserves

     Reserve information presented below for the EnCap Acquisition, as of January 1, 1998, December 31, 1998 and 1999, is based on reserve estimates prepared by independent petroleum engineers, using prices and costs in effect at each date. Changes in reserve estimates were derived by adjusting such quantities and values for actual production using historical prices and costs.

     Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Furthermore, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. Reserve estimates are inherently imprecise and estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, these reserve estimates are expected to change as additional information becomes available in the future.

                               EnCap Acquisition
                         Notes to Financial Statements

     Below are the net estimated quantities of proved reserves and proved developed reserves for the EnCap Acquisition:

                                               Oil       Gas
                                             (MBbls)   (MMcf)
                                             -------   ------
     Proved reserves at January 1, 1998      5,027.1    8,383
     Production                               (159.1)    (297)
     Revisions of previous estimates            40.9      644
                                             -------    -----
     Proved reserves at December 31, 1998    4,908.9    8,730
     Production                               (122.7)    (226)
     Revisions of previous estimates           506.4   (4,156)
                                             -------    -----
     Proved reserves at December 31, 1999    5,292.6    4,348
                                             =======    =====

     Proved developed reserves:
                  January 1, 1998            1,617.4    3,666
                  December 31, 1998          1,760.7    1,991
                  December 31, 1999          2,905.1    1,758

     Standardized Measure of Discounted Future Net Cash Flows of Proved Oil and Gas Reserves

     The estimated standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves are prepared in accordance with the standards established by the Financial Accounting Standards Board through its Statement No. 69. The estimates of future cash flows and future production and development costs are based on year-end sales prices for oil and gas, estimated future production of proved reserves, and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%.

     Discounted future net cash flow estimates like those shown below are not intended to represent estimates of the fair market value of oil and gas properties. Estimates of fair market value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and productions costs and risks associated with future production. Because of these and other considerations, any estimate of fair market value is necessarily subjective and imprecise.

     The following are the estimated standardized measure of discounted future net cash flows from proved reserves attributable to the EnCap Acquisition (in thousands):

                                                  December 31
                                           -----------------------
                                             1998           1999
                                           --------       --------
     Future cash inflows                   $ 69,908       $140,726
     Production and development costs       (35,544)       (47,888)
                                           --------       --------

     Future net cash flows                   34,364         92,838

     10% annual discount for estimated
           timing of cash flows             (14,945)       (40,961)
                                           --------       --------

     Standardized measure of discounted
           future net cash flows           $ 19,419       $ 51,877
                                           ========       ========

                               EnCap Acquisition
                         Notes to Financial Statements

     The following are the sources of changes in the standardized measure of discounted net cash flows before income taxes (in thousands):

                                                                        December 31
                                                              -----------------------------
                                                                1998                 1999
                                                              --------              -------
     Standardized measure, beginning of period                 $35,432              $19,419
     Sales, net of production costs                               (230)                (374)
     Net change in sales prices, net of
        production costs                                       (17,723)              35,391
     Revisions of previous quantity estimates                      499               (1,741)
     Accretion of discount                                       3,543                1,943
     Changes in estimated future development costs              (1,309)                (875)
     Changes of production rates, timing and other                (793)              (1,886)
                                                               -------              -------
     Standardized measure, end of period                       $19,419              $51,877
                                                               =======              =======

                                   AROC Inc.
                           (Formerly EnCap 1996 LP)
              Unaudited Pro Forma Combined Financial Statements

As a result of the May 2, 2000 transactions described herein, EnCap Equity 1996 Limited Partnership (EnCap 1996 LP) became the largest stockholder (approximately 39%) of AROC Inc. (old AROC). Although old AROC is the legal acquirer, EnCap 1996 LP is treated as having acquired old AROC for accounting purposes. Accordingly, the transactions have been accounted for as a reverse acquisition and EnCap 1996 LP is now referred to as AROC or the Company. The historical financial statements are those of EnCap 1996 LP, which have been restated for the equivalent number of shares received in the merger. The results of operations of old AROC (legal acquirer) will be included in the financial statements of the combined old AROC and EnCap 1996 LP financial statements from May 2, 2000 (acquisition date). As AROC is the legal acquirer, these financial statements are considered those of AROC.

The following unaudited pro forma combined statements of operations have been prepared to give effect to the May 2, 2000; (i) reverse acquisition of AROC Inc. (legal acquirer) by EnCap 1996 LP (accounting acquirer), (ii) the acquisition of interests in oil and gas properties (EnCap Acquisition) and (iii) the refinancing of AROC debt, as if these transactions had taken place on January 1, 1999.

The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place at the date specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, and other factors. The acquisitions are accounted for under the purchase method of accounting.

The following unaudited pro forma combined financial statements should be read in conjunction with the financial statements and the related notes of AROC Inc. and the EnCap Acquisition.

                                   AROC Inc.
                           (Formerly EnCap 1996 LP)
             Unaudited Pro Forma Combined Statement of Operations
                         Year ended December 31, 1999

                                                                                   EnCap
                                              AROC             Old AROC         Acquisition
                                           Historical         Historical           Year
                                           Year ended         Year ended           ended           Pro Forma          Pro Forma
                                            12/31/99           01/31/00           12/31/99        Adjustments         Combined
                                          -------------      ------------       ------------      ------------       -----------
Oil and gas revenues                      $       3,374      $     10,038       $      2,650      $          -       $    16,062
                                          -------------      ------------       ------------      ------------       -----------
Operating expenses:
     Lease operating expenses                     2,262             5,009              2,275                 -             9,546
     General and administrative expenses            299             3,497                  -                 -             3,796
     Depreciation, depletion and amortization       777             2,505                  -     (a)     2,043             5,325
     Impairment of oil and gas properties             -            30,760                  -                 -            30,760
                                          -------------      ------------       ------------      ------------       -----------

         Total operating expenses                 3,338            41,771              2,275             2,043            49,427
                                          -------------      ------------       ------------      ------------       -----------

         Income (loss) from operations               36           (31,733)               375            (2,043)          (33,365)
                                          -------------      ------------       ------------      ------------       -----------

Other income (expense):
     Interest income                                  2                30                  -                 -                32
     Interest expense                                 -            (5,898)                 -     (b)      (390)                -
                                                                                                 (c)       698
                                                                                                 (d)    (1,888)
                                                                                                 (e)    (1,509)
                                                                                                 (f)     5,476            (3,511)
     Equity in old AROC Inc. net losses          (4,252)                -                  -     (g)     4,252                 -
     Impairment writedown and loss on sale of
           marketable securities                 (6,061)                -                  -     (h)     6,061                 -
     Miscellaneous income                            (8)              415                  -                 -               407
                                          -------------      ------------       ------------      ------------       -----------

         Total other income (expense)           (10,319)           (5,453)                 -            12,700            (3,072)
                                          -------------      ------------       ------------      ------------       -----------

Net income (loss)                               (10,283)          (37,186)               375            10,657           (36,437)

Preferred stock dividends                             -                 -                  -     (i)     8,901             8,901
                                          -------------      ------------       ------------      ------------       -----------

Net income (loss) for common shareholders $     (10,283)     $    (37,186)      $        375      $      1,756       $   (45,338)
                                          =============      ============       ============      ============       ===========

Loss per common share                     $       (0.19)     $      (0.71)                                           $     (0.86)
                                          =============      ============                                            ===========

Weighted average number of shares
outstanding                                  53,678,837        52,663,448                                             52,663,448
                                          =============      ============                                            ===========

                                   AROC Inc.
                           (Formerly EnCap 1996 LP)
             Unaudited Pro Forma Combined Statement of Operations
                        Six months ended June 30, 2000


                                                 AROC           Old AROC           EnCap
                                              Historical       Historical       Acquisition
                                              Six months       Four months      Four months
                                                ended            ended             ended         Pro Forma        Pro Forma
                                               06/30/00         04/30/00          04/30/00      Adjustments        Combined
                                             ------------     ------------     ------------     ------------     ------------
Oil and gas revenues                         $      5,545     $      5,207     $      1,510     $          -     $     12,262
                                             ------------     ------------     ------------     ------------     ------------

Operating expenses:
     Lease operating expenses                       2,407            2,923              987                -            6,317
     General and administrative expenses              648            1,829                -                -            2,477
     Depreciation, depletion and amortization       1,245            1,011                -    (a)       775            3,031
                                             ------------     ------------     ------------     ------------     ------------

         Total operating expenses                   4,300            5,763              987              775           11,825
                                             ------------     ------------     ------------     ------------     ------------

         Income (loss) from operations              1,245             (556)             523             (775)             437
                                             ------------     ------------     ------------     ------------     ------------

Other income (expense):
     Interest income                                    -                8                -                -                8
     Interest expense                                (756)          (2,960)               -    (b)      (130)               -
                                                                                               (c)       233
                                                                                               (d)      (689)
                                                                                               (e)      (906)
                                                                                               (f)     2,683           (2,525)
     Impairment writedown and loss on sale of
          marketable securities                      (263)               -                -    (h)       263                -
     Miscellaneous income                             (32)              53                -                -               21
                                             ------------     ------------     ------------     ------------     ------------

         Total other expense                       (1,051)          (2,899)               -            1,454           (2,496)
                                             ------------     ------------     ------------     ------------     ------------

Net income (loss)                                     194           (3,455)             523             679           (2,059)

Preferred stock dividends                           1,484                -                -    (i)     2,966            4,450
                                             ------------     ------------     ------------     ------------     ------------

Net income (loss) for common shareholders    $     (1,290)    $     (3,455)    $        523     $     (2,287)   $      (6,509)
                                             ============     ============     ============     ============     ============

Loss per common share                        $      (0.02)    $      (0.06)                                     $       (0.12)
                                             ============     ============                                       ============

Weighted average number of shares
outstanding                                    53,678,837       53,678,837                                         53,678,837
                                             ============     ============                                       ============

                                   AROC Inc.
                           (Formerly EnCap 1996 LP)
          Notes to Unaudited Pro Forma Combined Financial Statements


Note 1.   Basis of Presentation

          As a result of the May 2, 2000 transactions described below, EnCap Equity 1996 Limited Partnership (EnCap 1996 LP) became the largest stockholder (approximately 39%) of AROC Inc. (old AROC). Although old AROC is the legal acquirer, EnCap 1996 LP is treated as having acquired old AROC for accounting purposes. Accordingly, the transactions have been accounted for as a reverse acquisition and EnCap 1996 LP is now referred to as AROC or the Company. The historical financial statements are those of EnCap 1996 LP, which have been restated for the equivalent number of shares received in the merger. The results of operations of AROC (legal acquirer) will be included in the financial statements of the combined AROC and EnCap 1996 LP financial statements from May 2, 2000 (acquisition date). As AROC is the legal acquirer, these financial statements are considered those of AROC.

          On May 2, 2000, pursuant to four separate Purchase and Sale Agreements by and between (i) EnCap Equity 1994 Limited Partnership (EnCap 1994 LP), (ii) Energy Capital Investment Company PLC (ECIC) and ECIC Corporation, (iii) EnCap 1996 LP, and (iv) Mountaineer Limited Partnership (together the Sellers) and old AROC, old AROC acquired direct or indirect ownership of oil and gas properties located in Texas, Louisiana, New Mexico, and Wyoming ("EnCap Acquisition"). The properties were acquired in exchange for the issuance to the sellers of an aggregate of 930,140 shares of the Company's Series A Voting Redeemable Preferred Stock.

          Also, on May 2, 2000, old AROC sold to Bank of America, EnCap 1996 LP, ECIC, El Paso Capital Investments, L.L.C. (El Paso), EF-II Holdings, LLC (EF-II), Picosa Creek Limited Partnership (Picosa) and EnCap Investments, L.L.C. (EnCap Investments) 850,163 shares of the Company's Newly Created Series A Voting Redeemable Preferred Stock for a total consideration of approximately $42.5 million, received in satisfaction of outstanding obligations to those parties and in consideration of cash (approximately $2,700,000) and the purchase of an oil and gas property interest (valued at approximately $2,000,000).

          In addition, on May 2, 2000, old AROC entered into a purchase agreement providing for the sale to EnCap 1996 LP, ECIC and El Paso (together EnCap) of a total of $17,000,000 in subordinated notes in exchange for cash in that amount. The subordinated notes bear interest at the rate of 12% per year, payable semiannually. Principal is due May 1, 2007. Until May 1, 2002, interest is payable in kind by increasing the principal amount of the debt. Additionally, old AROC also issued to EnCap warrants to purchase a total of 39,451,233 shares of AROC's common stock at a price of $0.01 per share at any time until April 30, 2007 pursuant to such purchase agreement.

          Pursuant to a Credit Agreement dated as of May 1, 2000, among AROC, Toronto Dominion (Texas), Inc. individually and as Agent, and the lenders named in that agreement (the TD Credit Agreement), AROC obtained a new $35,000,000 credit facility. The credit facility provides for a revolving line of credit for three years. Borrowings ($25,000,000 initial borrowing) under the credit facility bear interest at either the LIBOR rate plus from 1.75% to 3.0% or the agent's prime rate plus from .25% to 1.0%, at AROC's election. Interest is payable quarterly beginning July 31, 2000. Principal is payable in full on the third anniversary of the closing of the credit facility.

          Old AROC's fiscal year is April 30. Accordingly, the old AROC historical amounts are based on old AROC fiscal quarter ends nearest to the period ends presented.

                                   AROC Inc.
                           (Formerly EnCap 1996 LP)
          Notes to Unaudited Pro Forma Combined Financial Statements


Note 2.   Pro Forma Adjustments

          (a) To adjust depreciation, depletion and amortization expense for the additional basis allocated to the oil and gas properties acquired on May 2, 2000; (i) reverse acquisition of old AROC by AROC and (ii) the EnCap Acquisition.

          (b) To record amortization of deferred debt issuance costs ($1,969,000) incurred in connection with the Toronto Dominion (Texas) Inc. Credit Agreement and EnCap subordinated notes. The debt issuance costs are being amortized (interest method) over periods of from 36 to 84 months.

          (c) To eliminate amortization of deferred debt issuance costs related to Bank of America and old EnCap debt.

          (d) To record interest expense on Toronto Dominion $25,000,000 loan. Interest is assumed to be at the LIBOR rate plus 1.75% (average 7.55% for the year ended December 31, 1999 and 8.27% for the six months ended June 30, 2000).

          (e) To record interest on $17,000,000 EnCap subordinated unsecured notes at 12% per year and the amortization of the related discount less amount of capitalized interest. The fair value of the warrants ($4,744,948) attaching to the debt was treated as a discount.

          (f) To eliminate interest on Bank of America (average 10.2% for the year ended December 31, 1999 and 10.2% for the six months ended June 30, 2000) and old EnCap debt (10% interest rate). The Bank of America debt had an average balance outstanding of $39,769,000 during the year ended December 31, 1999 and $47,553,000 during the six months ended June 30, 2000.

          (g)  To eliminate EnCap 1996 LP's 20% equity in AROC's net losses.

          (h) To eliminate impairment loss on EnCap 1996 LP marketable securities as such marketable securities were not acquired by AROC and are assumed to be distributed to the EnCap 1996 LP partners on January 1, 1999.

          (i) To record preferred stock dividends related to the Series A Voting Redeemable Preferred Stock issued in connection with the May 2, 2000 transactions; (i) reverse acquisition of AROC by EnCap 1996 LP, (ii) the EnCap Acquisition, and (iii) the refinancing of AROC debt. The Series A Voting Redeemable Preferred Stock accrues cumulative dividends at the rate of $5 per share per year.


Note 3.   Supplemental Oil and Gas Reserve Information

          The following unaudited pro forma supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities". The pro forma combined reserve information is presented as if the transactions had occurred on January 1, 1999.

          Management emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

                                   AROC Inc.
                           (Formerly EnCap 1996 LP)
          Notes to Unaudited Pro Forma Combined Financial Statements


(a)  Quantities of oil and gas reserves

          Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1999 follows (in thousands):

                                                                 United States                  United Kingdom
                                                      ------------------------------------    -------------------
                                                           Oil                   Gas                 Gas
                                                         (MBbls)               (MMcf)               (Mcf)
                                                      --------------       --------------     -------------------
Proved reserves at January 1, 1999                       18,543.6              50,404               73,870
Revisions of previous estimates                             611.6             (12,458)              (8,344)
Production                                                 (570.7)             (2,190)              (1,242)
Sales of reserves-in-place                                  (47.5)               (534)                   -
Purchase of reserves-in-place                               339.7              18,846                    -
                                                        ---------            --------             --------

Proved reserves at December 31, 1999                     18,876.7              54,068               64,284
                                                        =========            ========             ========

Proved developed reserves
        January 1, 1999                                  10,015.3              24,916                    -
                                                        =========            ========             ========
        December 31, 1999                                11,990.9              25,469                8,111
                                                        =========            ========             ========

(b) Standardized measure of discounted future net cash flows of proved oil and gas reserves

          The pro forma combined standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties, plus available carryforwards and credits, and applying the current tax rate to the difference. Set forth below is the pro forma combined standardized measure of discounted future net cash flows at December 31, 1999 (in thousands):

                                                                      United States          United Kingdom
                                                                   ---------------------    ------------------
Future cash inflows                                                     $   556,513            $   117,756
Future production and development costs                                    (225,838)               (68,583)
                                                                        -----------            -----------
        Future net cash flows before income taxes                           330,675                 49,173
Future income tax expense                                                   (66,709)                (1,200)
                                                                        -----------            -----------
        Future net cash flows                                               263,966                 47,973
10% annual discount factor                                                 (127,025)               (32,546)
                                                                        -----------            -----------
Standardized measure of discounted
      future net cash flows                                             $   136,941             $   15,427
                                                                        ===========            ===========

                                   AROC Inc.
                           (Formerly EnCap 1996 LP)
          Notes to Unaudited Pro Forma Combined Financial Statements


(c) Changes relating to the standardized measure of discounted future net cash flows

          The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1999 follows (in thousands):

                                                                      United States            United Kingdom
                                                                   ---------------------    ---------------------
Standardized measure, beginning of year                                  $   74,866               $   30,067
      Revisions of previous quantity estimates                              (20,294)                   8,588
      Net changes in income tax                                             (14,891)                    (261)
      Net changes in prices and production costs                             98,479                   (6,833)
      Revisions of estimated future development costs                          (402)                 (11,369)
      Sales, net of production costs                                         (4,543)                  (1,973)
      Accretion of discount                                                   9,367                    1,106
      Sales of reserves-in-place                                               (571)                       -
      Purchases of reserves-in-place                                         16,155                        -
      Changes of production rates (timing) and other                        (21,225)                  (3,898)
                                                                         ----------               ----------
Standardized measure, end of year                                        $  136,941               $   15,427
                                                                         ==========               ==========

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated October 27, 2000

                                       AROC Inc.

                                        By:         /s/ John A. Keenan
                                             --------------------------------
                                                      John A. Keenan
                                                 Chief Executive Officer